OFFICE LEASE
                    [1755 Prospector Avenue, Park City, Utah]
                                   (Suite 101)

     THIS OFFICE LEASE (this "Lease") is entered into as of the 21st day of October, 1995 , between WILLIAM M. WIRTHLIN, JR., an individual ("Landlord"), whose address is 560 South 300 East, Salt Lake City, Utah 84111, and WASATCH EDUCATION SYSTEMS CORPORATION, a Utah corporation ("Tenant"), whose address is 5250 South 300 West, Suite 101; Salt Lake City, Utah 84107.

         IN CONSIDERATION of the mutual agreements set forth in this Lease, Landlord and Tenant agree as follows:

     1. Definitions. Each of the following terms shall have the indicated meaning:
                  "Adjustment Date" means the first day of the third Lease Year and the first day of each succeeding Lease Year.

     "Base Rent" means $5,918.00 (3,228 rentable square feet x $22.00 / 12) per calendar month, subject to adjustment pursuant to Paragraph 4.2.

                  "Building"   means  the  office   building   located  at  1755
Prospector Avenue, Park City, Utah.

                  "Commencement Date" means the date thirty (30) days after the occurrence of each of 1) the agreement by Tenant and Landlord on the plans and specifications for the improvements to the Premises; and, 2) the issuance of all necessary permits for construction of the agreed upon improvements to the Premises provided, however, that if Landlord's construction obligations with respect to the Premises (if any) have not been fulfilled on or before such date, the "Commencement Date" shall be the date on which such obligations are fulfilled, subject only to the completion by Landlord of any "punch list" items which do not materially interfere with Tenant's use and enjoyment of the Premises. Notwithstanding the foregoing, if Tenant sooner opens the Premises for business to the public, the "Commencement Date" shall be the date on which Tenant opens for business.

                  "Common Areas" means all driveway, parking, sidewalk, delivery, landscape, lobby, elevators, corridors, hallways and other areas or improvements that are provided by Landlord for the common use of tenants in the Building.

                  "CPI" means "Consumer Price Index--U.S. City Average For All Items For All Urban Consumers (1982-84=100)" (the "CPI-U") published monthly in the "Monthly Labor Review" or other publication by the Bureau of Labor Statistics, United States Department of Labor (the "Labor Bureau"); provided, however, that:

                           (I) if the CPI-U is  discontinued,  "CPI"  shall mean
"Consumer Price Index--U.S.
City Average For All Items For Urban Wage Earners and Clerical Workers (1982-84=100)" (the "CPI-W") published monthly in the "Monthly Labor Review" or other publication by the Labor Bureau;

                          (ii)  if the  CPI-W  is  discontinued,  "CPI"  shall
refer to comparable statistics on the purchasing power of the consumer dollar published by the Labor Bureau or by another agency of the United States reasonably selected by Landlord;

               (iii) if the Labor Bureau or another agency of the United States no longer publishes comparable statistics on the purchasing power of the consumer dollar, "CPI" shall refer to comparable statistics published by a responsible financial periodical or recognized authority reasonably selected by Landlord, and adjustments shall be made in the computation set forth in Paragraph 4.2 as the circumstances may require; and

     (iv) if the base year "(1982-84=100)" or other base year used in computing the CPI-U or the CPI-W is changed, the figures used in making the adjustments in Paragraph 4.2 shall be changed accordingly so that all increases in the CPI-U and CPI-W are taken into account notwithstanding any such change in the base year.

                  "Expense Stop" means $12,912.00. The Expense Stop is computed by multiplying the number of net rentable square feet of the Premises by $4.00 per square foot.

                  "Expiration Date" means the date which is sixty (60) months after the Commencement Date, plus any partial calendar month occurring between the Commencement Date and the first day of the first full calendar month following the Commencement Date, if the Commencement Date does not occur on the first day of a calendar month.


                  "Lease Year" means a period of twelve consecutive calendar months. The first Lease Year shall be the period commencing on the Commencement Date and expiring on the last day of the twelfth full calendar month on or after the Commencement Date. Each subsequent Lease Year shall commence on the first day of the first calendar month following the expiration of the immediately preceding Lease Year.

     "Occupants" means any assignee, subtenant, employee, agent, licensee or invitee of Tenant.

     "Outside Date" means the date sixty (60) days after the occurrence of each of 1) the agreement by Tenant and Landlord on the plans and specifications for the improvements to the Premises; and, 2) the issuance of all necessary permits for construction of the agreed upon improvements to the Premises.

                  "Permitted Use" means general office use as executive offices for computer software development company only, and no other purpose.

     "Premises" means Suite 101 on the first floor, consisting of approximately 3,228 net rentable square feet, shown as the crosshatched area on the attached Exhibit A, located in the Building. The Premises do not include the foundation, roof and structural portions of the Building.

                  "Security Deposit" means $5,918.00.

                  "Tenant's Parking Allocation" means 12 parking stalls.

                  "Tenant's Percentage" means 17.9 (3228 / 18,040) percent, which is the result obtained by dividing the approximate net rentable square feet of the Premises by the approximate net rentable square feet of all premises within the Building.

     "Term" means the period commencing on the Commencement Date and expiring on the Expiration Date.

         2. Agreement of Lease. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term, together with such rights of pedestrian and vehicular ingress and egress on, over and across the Common Areas as are reasonably necessary for the use of the Premises, in accordance with the provisions set forth in this Lease. In addition, Tenant shall have the non-exclusive right to use a number of parking stalls located in the Common Areas equal to Tenant's Parking Allocation. On Landlord's or Tenant's request, Landlord and Tenant shall execute a written acknowledgment of the Commencement Date in the form of the attached Exhibit B, which acknowledgment shall be deemed to be a part of this Lease. If for any reason not due to Tenant's fault, Landlord fails to deliver possession of the Premises to Tenant on or before the Outside Date, Landlord shall waive Tenant's obligation to pay Base Rent for a period of time equal to one day for each day after the Outside Date that Landlord is unable to deliver possession of the Premises to Tenant. If for any reason not due to Tenant's fault, Landlord fails to deliver possession of the Premises to Tenant on or before thirty (30) days following the Outside Date, Tenant may terminate this Lease, but only by written notice given to Landlord within fifteen (15) days after the Outside Date, and all advance rent and security, if any, paid by Tenant to Landlord shall promptly be returned to Tenant.

         3. Work of Improvement. The respective obligations (if any) of Landlord and Tenant to prepare the Premises for occupancy are described on the attached Exhibit C. Landlord and Tenant (as applicable) shall perform such work diligently, in a first-class and workmanlike manner and in compliance with all applicable laws, ordinances, rules and regulations. With respect to any work performed by Landlord, Landlord and Tenant shall, at a mutually convenient time, conduct a walk-through of the Premises prior to or within fifteen (15) days after the Commencement Date, and prepare a "punch list" of items to be promptly completed by Landlord.

         4.       Rent.

                  4.1 Base Rent. Tenant covenants to pay to Landlord the Base Rent at the address for Landlord set forth at the outset of this Lease or at such other place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date. If the Commencement Date is not the first day of a calendar month, on or before the Commencement Date, the Base Rent shall be paid for the initial fractional calendar month (prorated on a per diem basis) and for the first full calendar month following the Commencement Date. If this Lease expires or terminates on a day other than the last day of a calendar month, the Base Rent for such fractional month shall be prorated on a per diem basis.

                  4.2 CPI Escalation. The Base Rent shall be increased as of each Adjustment Date to the product obtained by multiplying the Base Rent by a fraction, the numerator of which is the CPI for the third month preceding the Adjustment Date concerned, and the denominator of which is the CPI for the third month preceding the second Lease Year. The amount of such increase shall be determined by Landlord as soon as reasonably possible after the CPI for the third month preceding each such Adjustment Date becomes available. Tenant shall pay such increased Base Rent until the later of the next Adjustment Date or the date on which Landlord provides to Tenant the amount of the next increase in the Base Rent. Landlord may invoice Tenant retroactively for the increased portion of the Base Rent due for the period between any such Adjustment Date and the date of such invoice. The delay or failure of Landlord to compute or to bill Tenant for any adjustment to be made pursuant to this Paragraph 4.2 shall not impair the continuing obligation of Tenant to pay the increased portion of the Base Rent resulting from such adjustment. In no event shall the Base Rent be decreased as a result of this Paragraph 4.2.

         5.       Operating Expenses.

     5.1 Definitions. Each of the following terms shall have the indicated meaning:

     "Estimated Expenses" means the amount of Operating Expenses reasonably projected by Landlord for any Operating Year.

     "Operating Expenses" means all reasonable costs, expenses and fees incurred or payable by Landlord in connection with this Lease and the ownership, operation, management, maintenance and repair of the Building and the Common
Areas, determined in accordance with cash basis accounting principles customarily used for federal income tax purposes, including, without limitation, the reasonable costs, expenses and fees of the following: real and personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to such taxes and assessments); removal of snow, ice, trash and other refuse; landscaping, cleaning, janitorial, parking and security services; fire protection; utilities; supplies and materials; insurance; licenses, permits and inspections; management services; accounting services; labor and personnel; and maintenance and repair. All Operating Expenses shall be computed on an annual basis. Notwithstanding the foregoing, Operating Expenses shall not include depreciation, mortgage financing costs or debt service, items which should properly be capitalized in accordance with generally accepted accounting principles, leasing commissions, legal fees, Landlord's office overhead, taxes on Landlord's business (such as income, excess profits, franchise, estate or inheritance taxes), the cost of improving an individual tenant's space or any cost for which Landlord is otherwise reimbursed directly by a particular tenant. Tenant shall have sole responsibility for and shall pay when due all taxes, assessments, charges and fees levied by any governmental authority on Tenant's use of the Premises or any personal property or fixtures kept or installed by Tenant in the Premises.

     "Operating Year" means each calendar year, all or a portion of which falls within the Term.

     "Tenant's Estimated Share" means the result obtained by multiplying Tenant's Percentage by the Estimated Expenses, and then subtracting the Expense Stop (prorated for any fractional Operating Year).

     "Tenant's Share" means the result obtained by multiplying Tenant's Percentage by the Operating Expenses actually incurred in any Operating Year, and then subtracting the Expense Stop (prorated for any fractional Operating
Year).

                  5.2 Payment of Operating Expenses. In addition to the Base Rent, Tenant covenants to pay to Landlord Tenant's Share at the same address at which Base Rent is payable, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date. On or prior to the Commencement Date and prior to March 1 of each Operating Year after the Commencement Date, Landlord shall furnish Tenant with a written estimate (the "Estimate") showing in reasonable detail the computation of Tenant's Estimated Share. On or prior to the Commencement Date, and on the first day of each month following the Commencement Date, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant's Estimated Share as specified in the Estimate for such Operating Year. If Landlord fails to give Tenant an Estimate prior to any Operating Year, Tenant shall continue to pay on the basis of the Estimate for the prior Operating Year until the Estimate for the current Operating Year is received. Within sixty (60) days after the expiration of any Operating Year, Landlord shall furnish Tenant with a written statement (the "Actual Statement") showing in reasonable detail the computation of Tenant's Share for such Operating Year and the amount by which Tenant's Share exceeds or is less than the amounts paid by Tenant during such Operating Year. If the Actual Statement indicates that the amount actually paid by Tenant for the relevant Operating Year is less than Tenant's Share for such Operating Year, Tenant shall pay to Landlord such deficit within thirty (30) days after delivery of the Actual Statement. Such payments by Tenant shall be made notwithstanding that the Actual Statement is furnished to Tenant after the expiration of the Term or sooner termination of this Lease. If the Actual Statement indicates that the amount actually paid by Tenant for the relevant Operating Year exceeds Tenant's Share for such Operating Year, such excess shall be promptly credited or refunded to Tenant. If the Expense Stop exceeds Tenant's Share for any full or partial Operating Year, Tenant shall not be entitled to any refund, credit or adjustment of Base Rent. Notwithstanding the foregoing, in no event shall Tenant's Share during the following Operating Years, beginning January 1 of each year, exceed the indicated amounts:

         Year                       Amounts

         1996                       $3,228.00

         1997                       $6,456.00

         1998 and following years   $9,684.00

         6. Security Deposit. On the date of this Lease, Tenant shall deposit with Landlord the Security Deposit. If Tenant fails to timely pay or perform any obligation under this Lease, Landlord may, prior to, concurrently with or subsequent to exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other reasonable expense, loss or damage which Landlord may incur by reason of Tenant's failure, including any deficiency in the reletting of the Premises. If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall on demand deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its original amount. The Security Deposit is not a limitation on Landlord's damages or other rights under this Lease, a payment of liquidated damages or prepaid rent and shall not be applied by Tenant to the rent for the last (or any) month of the Term, or to any other amount due under this Lease. Subject to the foregoing, the Security Deposit shall be returned (without interest) to Tenant after the expiration of the Term or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with Paragraph 17 if, at such time, Tenant is not in default and has paid all amounts due under this Lease.

         7. Use. Tenant shall not use or occupy or permit the Premises to be used or occupied for any purpose other than for the Permitted Use, and shall not do or permit anything to be done by Tenant's Occupants which may (a) increase the existing rate or violate the provisions of any insurance carried with respect to the Building, (b) create a public or private nuisance, unreasonably interfere with or disturb any other tenant or occupant of the Building or constitute an immoral purpose, (C) overload the floors or otherwise damage the structure of the Building, (d) violate any applicable governmental laws, ordinances, rules or regulations, or (e) lower the first-class character of the Building. Tenant shall, at Tenant's sole cost, (w) use the Premises in a careful, safe and proper manner, (x) in Tenant's use and occupancy of the Premises, comply with all governmental laws, ordinances, rules and regulations, including, without limitation, those relating to hazardous substances, hazardous wastes, pollutants or contaminants, and all requirements of any board of fire underwriters or other similar body relating to the Premises, (y) keep the Premises free of reasonably objectionable noises and odors, including, without limitation, cigar, pipe and similar smoke odors, and (z) not store, use or dispose of any hazardous substances, hazardous wastes, pollutants or contaminants on the Premises, except for normal and customary office or cleaning supplies kept in normal and customary quantities in accordance with applicable laws, ordinances, rules and regulations. Landlord may, in Landlord's sole discretion, designate some or all of the Building (including the Premises) as a non-smoking area.

         8. Utilities and Services. Landlord shall cause to be furnished to the Premises electricity for normal lighting and fractional horsepower office machines, heat and air-conditioning, light janitorial services (emptying wastebaskets, dusting and vacuuming) and window washing, snow removal, landscaping, grounds keeping and elevator service. If Landlord provides electric current to the Premises in excess of normal office usage levels to enable Tenant to operate any data processing or other equipment requiring extra electric current, or if Landlord provides any other utility or service which is in excess of that typically required for routine office purposes, including additional cooling necessitated by Tenant's equipment, Landlord shall reasonably determine the cost of such additional electric current, utility or service, and Tenant shall pay such cost on a monthly basis to Landlord. Landlord may cause an electric or water meter to be installed in the Premises in order to measure the amount of electricity or water consumed for any such additional use, and the cost of such meter shall be paid promptly by Tenant. Tenant, at Tenant's sole cost, shall provide telephone service to the Premises. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease, to effectuate any abatement or reduction of rent or to collect any damages by reason of Landlord's failure to provide or furnish any of such utilities or services if such failure was occasioned by any strike or labor controversy, the inability of Landlord to obtain services from the company supplying the same or any other cause beyond the reasonable control of Landlord.

         9.       Maintenance and Repairs; Alterations; Access.

                  9.1 Maintenance and Repairs. Tenant, at Tenant's sole cost, shall maintain the Premises in good order, condition and repair and in a clean and sanitary condition. Landlord shall maintain in good order, condition and repair the Common Areas and the foundation, roof and structural portions of the Building, and the cost of doing so shall be part of the Operating Expenses, subject to any applicable limitation in the definition of "Operating Expenses" set forth in Paragraph 5.1.

                  9.2 Alterations. Tenant shall not make any change, addition or improvement to the Premises (including, without limitation, the attachment of any fixture or equipment, other than pictures and similar decorations), unless such change, addition or improvement (a) equals or exceeds the then-current standard for the Building and utilizes only new and first-grade materials, (b) is in conformity with all applicable governmental laws, ordinances, rules and regulations, and is made after obtaining any required permits and licenses, (C) is made pursuant to plans and specifications approved in writing in advance by Landlord, such approval not to be unreasonably withheld, and (d) if required by Landlord, is made after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be reasonably satisfactory to Landlord, to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition or improvement. Tenant shall promptly pay the entire cost of any such change, addition or improvement, and the same shall immediately become the property of Landlord.

                  9.3 Access. Landlord and Landlord's employees, contractors and agents may enter the Premises during normal business hours on reasonable notice to Tenant for the purpose of inspecting the Premises, performing Landlord's obligations under this Lease and showing the Premises to prospective purchasers, existing or prospective mortgagees and, during the last six (6) months of the Term, prospective tenants, provided that Landlord shall not unreasonably interfere with Tenant's use or occupancy of the Premises. Landlord shall have free access to the Premises in an emergency.

         10. Assignment. Tenant shall not assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant's interest in this Lease, in whole or in part, permit the use of the Premises or any part of the Premises by any persons other than Tenant or Tenant's employees, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord, such consent not to be unreasonably withheld. No consent by Landlord to any assignment or subleasing by Tenant shall relieve Tenant of any obligation to be paid or performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and Tenant's assignee or subtenant, as the case may be, shall be jointly and severally primarily liable for such payment and performance. If this Lease is assigned or the Premises are subleased and the compensation actually received by Tenant exceeds the Base Rent and Tenant's Share applicable to the period concerned, Tenant shall pay fifty percent (50%) of such excess to Landlord when and as received. Landlord hereby consents to the assignment of this Lease by Tenant to a wholly owned parent, subsidiary or affiliate.

         11. Indemnity. Tenant shall indemnify, defend and hold harmless Landlord and Landlord's employees and agents from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees, arising from the occupancy or use of the Building or the Common Areas by Tenant or Tenant's Occupants, including, without limitation, any hazardous substances, hazardous wastes, pollutants or contaminants deposited, released or stored by Tenant or Tenant's Occupants, or any litigation commenced by or against Tenant to which Landlord is made a party without fault on the part of Landlord (excluding litigation based on hazardous substances, hazardous wastes, pollutants or contaminants not deposited, released or stored by Tenant or Tenant's occupants). If any action or proceeding is brought against Landlord or Landlord's employees or agents by reason of any of the matters set forth in the preceding sentence, Tenant, on written notice from Landlord, shall defend Landlord at Tenant's expense with counsel reasonably satisfactory to Landlord. This Paragraph 11 is subject to the waiver of subrogation provisions set forth in Paragraph 12.

         12. Insurance. On or before the date of this Lease, Tenant shall, at Tenant's sole cost, procure and continue in force commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than $2,000,000 per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreement set forth in Paragraph 11. Such minimum limits shall in no event limit the liability of Tenant under this Lease. Such insurance shall be with companies reasonably acceptable to Landlord, and Tenant shall furnish Landlord with certificates of coverage. Such insurance shall not be cancelable or subject to reduction of coverage or other material modification except after at least ten
(10) days' prior written notice to Landlord by the insurer. Such insurance shall be written as a primary policy, not contributing with and not in excess of the coverage which Landlord may carry, and shall name Landlord as an additional insured. Tenant shall, at least ten (10) days prior to the expiration of such insurance, furnish Landlord with a renewal certificate for such insurance. Landlord and Tenant waive all rights to recover against each other for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such damage is actually covered, provided that, if required, Landlord and Tenant shall exercise reasonable, good faith efforts to obtain the consent of their respective insurance companies to such waiver. Landlord shall procure and continue in force commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than $2,000,000 per occurrence, and hazard insurance with special causes of loss, insuring against fire, extended coverage risks, vandalism and malicious mischief, in an amount equal to the full replacement cost of the Building (but not any furnishings, equipment and other personal property installed in the Premises by Tenant). The cost of Landlord's insurance shall be part of the Operating Expenses.

         13. Damage or Destruction. If the Premises are partially damaged or destroyed, Landlord shall promptly commence and diligently pursue to completion the repair of the Premises to substantially the condition the Premises were in immediately prior to such damage or destruction. Landlord's obligation under the preceding sentence shall not exceed the proceeds received by Landlord from the hazard insurance maintained by Landlord in accordance with Paragraph 12. Until such repair is complete, the Base Rent shall be abated proportionately commencing on the date of such damage or destruction as to that portion of the Premises rendered untenantable, if any. If (a) the Premises are damaged as a result of a risk not covered by insurance, or the necessary insurance proceeds are unavailable to Landlord for any reason, (b) the Premises are damaged in whole or in part during the last twelve (12) months of the Term, or (C) the Premises are damaged to the extent of twenty-five percent (25%) or more of then-replacement value or to the extent that it would take in excess of ninety
(90) days to complete the requisite repairs, Landlord may elect to either repair the damage or cancel this Lease by written notice of cancellation within thirty
(30) days after such event, and on such notice Tenant shall vacate and surrender the Premises to Landlord. If the Premises are damaged to the extent that it reasonably would take in excess of one hundred eighty (180) days to complete the requisite repairs, Tenant may elect to cancel this Lease by written notice of cancellation given within thirty (30) days after such event, and on such notice Tenant shall vacate and surrender the Premises to Landlord. Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, equipment and other personal property installed in the Premises by Tenant.

         14. Condemnation. If the whole of the Premises is taken through the exercise of the power of eminent domain or by purchase or other means in lieu of such exercise, this Lease shall automatically terminate as of the date of the taking. If part, but not all, of the Premises is so taken, either Landlord or Tenant may terminate this Lease by written notice given within thirty (30) days after the date of such taking. If part of the Premises is taken and this Lease is not terminated, the Base Rent shall be reduced in the proportion that the floor area taken bears to the total floor area of the Premises immediately prior to the taking, and Tenant's Percentage shall be appropriately adjusted. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord, provided that Tenant shall be entitled to any award for Tenant's loss of business or moving expenses, if a separate award is actually made to Tenant and if the same will not reduce Landlord's award. If this Lease is not terminated pursuant to this Paragraph 14, Landlord shall promptly commence and diligently pursue to completion the restoration of the Premises to substantially the condition the Premises were in immediately prior to such condemnation to the extent of any award attributable to improvements (but not to land) actually received by Landlord with respect to the Premises. Landlord shall not be required to repair any damage or to make any restoration or replacement of any furnishings, equipment and other personal property installed in the Premises by Tenant.

         15. Landlord's Financing. Tenant shall, within fifteen (15) days after Landlord's written request, execute such documents as may reasonably be required by Landlord to subordinate this Lease to any first mortgage or first deed of trust, provided that the lender relying on such subordination agrees with Tenant that Tenant shall not be disturbed in the event of foreclosure so long as Tenant is not in default under this Lease and no event has occurred which with the passage of time or the giving of notice or both would constitute such a default. This Lease shall be deemed prior to any mortgage or deed of trust if the lender concerned gives written notice of such election to Tenant. Any sale, assignment or transfer of Landlord's interest under this Lease or in the Premises, including any such disposition resulting from Landlord's default under a debt obligation, shall be subject to this Lease, and Tenant shall attorn to Landlord's successors and assigns and shall recognize such successors and assigns as the landlord under this Lease regardless of any rule of law to the contrary or the absence of privity of contract.

         16.      Default.

                  16.1 Default by Tenant. The occurrence of any of the following events shall constitute a default by Tenant under this Lease: (a) Tenant fails to timely pay any installment of Base Rent or Tenant's Share or any other sum due under this Lease, and such failure is not cured within five (5) business days after written notice is given to Tenant; (b) Tenant fails to timely perform any other obligation to be performed by Tenant under this Lease, and such failure is not cured within ten (10) business days after written notice is given to Tenant; provided, however, that if more than ten (10) business days is reasonably required to cure such failure, Tenant shall not be in default if Tenant commences such cure within such ten (10) business day period and diligently prosecutes such cure to completion; or (C) Tenant or any guarantor files a petition in bankruptcy, becomes insolvent, has taken against such party in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, which involuntary petition is not dismissed within sixty (60) days, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution.

                  16.2 Remedies. On any default by Tenant under this Lease, Landlord may at any time, without waiving or limiting any other right or remedy available to Landlord, (a) perform in Tenant's stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any reasonable cost incurred by Landlord with interest from the date of such expenditure until paid in full at the rate of eighteen percent (18%) per annum (the "Interest Rate"), (b) terminate Tenant's rights under this Lease by written notice, (C) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease), or (d) pursue any other remedy allowed by law. Tenant shall pay to Landlord the reasonable cost of recovering possession of the Premises, all reasonable costs of reletting, including reasonable renovation, remodeling and alteration of the Premises, the amount of any commissions paid by Landlord in connection with such reletting, and all other reasonable costs and damages arising out of Tenant's default, including reasonable attorneys' fees and costs. Notwithstanding any termination of Tenant's rights under this Lease or reentry of the Premises, the liability of Tenant for the rent payable under this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord on demand for any deficiency. No reentry or taking possession of the Premises or other action by Landlord on or following the occurrence of any default by Tenant shall be construed as an election by Landlord to terminate this Lease or as an acceptance of any surrender of the Premises, unless Landlord provides Tenant written notice of such termination or acceptance. Following a default by Tenant under this Lease, Landlord shall exercise commercially reasonable, good faith efforts to mitigate its damages as required by applicable Utah law.

                  16.3 Past Due Amounts. If Tenant fails to pay within five (5) business days of the date due any amount required to be paid by Tenant under this Lease, such unpaid amount shall bear interest at the Interest Rate from the due date of such amount to the date of payment in full, with interest, and Landlord may also charge a sum of five percent (5%) of such unpaid amount as a service fee. All amounts due under this Lease are and shall be deemed to be rent or additional rent, and shall be paid without abatement, deduction, offset or prior notice or demand, unless specifically provided by the terms of this Lease. Landlord shall have the same remedies for a default in the payment of any amount due under this Lease as Landlord has for a default in the payment of Base Rent.

                  16.4 Default by Landlord. Landlord shall not be in default under this Lease unless Landlord or the holder of any mortgage or deed of trust covering the Building whose name and address have been furnished to Tenant in writing fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and to such holder, specifying the respects in which Landlord has failed to perform such obligation. If the nature of Landlord's obligation is such that more than thirty
(30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such holder commences performance within such thirty
(30) day period and after such commencement diligently prosecutes the same to completion. In no event may Tenant terminate this Lease or withhold the payment of rent or other charges provided for in this Lease as a result of Landlord's default.

         17.      Expiration or Termination.

                  17.1 General. On the expiration of the Term or sooner termination of this Lease, Tenant shall, at Tenant's sole cost, (a) promptly and peaceably surrender the Premises to Landlord "broom clean" and, subject to Paragraph 13, in the same condition as when delivered to Tenant, ordinary wear and tear excepted, (b) repair any damage caused by or in connection with the removal of any property from the Premises, and deliver all keys to the Premises to Landlord. Before surrendering the Premises, Tenant shall, at Tenant's sole cost, remove Tenant's movable personal property only, and all other property shall, unless otherwise directed by Landlord, remain in the Premises as the property of Landlord without compensation.

                  17.2 Early Termination. Tenant shall have the right to terminate this Lease on the last day of the thirty-sixth full calendar month following the Commencement Date, upon the express condition that Tenant shall, on or before three full calendar months before the termination date (1) deliver to Landlord written notice of Tenant's election to terminate the Lease; and, (2) pay Landlord the sum computed by multiplying the total cost incurred by Landlord to prepare the Premises for occupancy multiplied by the fraction 2/5 ( Tenant Improvement Reimbursement ); provided that in no event shall the Tenant Improvement Reimbursement exceed the sum of $30,000.00. Within 60 days after the Commencement Date, Landlord shall furnish Tenant with a written statement (the Actual Cost Statement ) showing in reasonable detail the computation of the total cost incurred by the Landlord to prepare the Premises for occupancy. The actual cost stated in the Actual Cost Statement shall be used to compute the Tenant Improvement Reimbursement, unless Tenant shall deliver to Landlord within 30 days after receiving the Actual Cost Statement a written opinion signed by a professional architect licensed in the state of Utah specifying in reasonable detail the items of cost which he maintains are unreasonable. Landlord and Tenant shall then have 30 days to reach agreement on the total cost incurred by Landlord to prepare the Premises for occupancy. If agreement cannot be reached within such 30 day period, the total cost stated in the Actual Cost Statement shall be used to compute the Tenant Improvement Reimbursement unless Tenant shall initiate and complete within 90 days after the end of such 30 day period an arbitration proceeding , in accordance with the rules of the American Arbitration Association, and at the sole expense of Tenant.

         18.      Estoppel Certificate; Financial Statements.

                  18.1 Estoppel Certificate. Tenant shall, within fifteen (15) days after Landlord's written request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied, or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that, to the best of Tenant's knowledge, no defenses or offsets exist against the enforcement of this Lease by Landlord, or, in the alternative, those claimed by Tenant to exist; (f) the date to which rent has been paid; (g) the amount of the Security Deposit; and (h) such other information as Landlord may reasonably request. Landlord's mortgage lenders and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant.

                  18.2 Financial Statements. Tenant shall, within fifteen (15) days after Landlord's request (but not more than twice in any calendar year), furnish to Landlord the most recent publicly available annual financial statements for Tenant, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct.

         19. Rules. Tenant and Tenant's Occupants shall faithfully observe and comply with all of the rules set forth on the attached Exhibit D, and Landlord may from time to time, on reasonable prior written notice to Tenant, modify such rules, provided that such modifications do not materially alter any other provision of this Lease and are reasonable and nondiscriminatory. On any breach of such rules, Landlord may exercise any of the remedies provided in this Lease on a default by Tenant under this Lease.

         20.      General Provisions.

                  20.1 Force Majeure. If either Landlord or Tenant is delayed in or prevented from the performance of any act required under this Lease by reason of acts of God, strikes, lockouts, other labor troubles, inability to procure labor or materials, restrictive laws, ordinances, rules or regulations of general applicability, riots, civil commotion, insurrection, war or other reason not the fault of the party delayed or prevented and beyond the control of such party (financial inability excepted), performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay. The provisions of this Paragraph shall not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

                  20.2 Notices. Any notice or demand to be given by Landlord or Tenant to the other shall be given in writing by personal service, Federal Express, DHL or any other similar form of courier or delivery service, or mailing in the United States mail, postage prepaid, certified, return receipt requested and addressed to such party as set forth at the outset of this Lease. Either Landlord or Tenant may change the address at which such party desires to receive notice on written notice of such change to the other party. Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the party to which the notice is directed; provided, however, that refusal to accept delivery of a notice or the inability to deliver a notice because of an address change which was not properly communicated shall not defeat or delay the giving of a notice.

                  20.3 Severability. If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which such provision is held invalid shall not be affected by such invalidity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                  20.4 Brokerage Commissions. Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including reasonable attorneys' fees, relating to any brokerage commission or finder's fee arising out of any agreement made by Tenant. Landlord shall indemnify, defend and hold harmless Tenant from and against all claims, liabilities and expenses, including reasonable attorneys' fees, relating to any brokerage commission or finder's fee arising out of any agreement made by Landlord.

                  20.5 Successors. This Lease shall be binding on and shall inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. On any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord shall, on and after such sale or assignment, be relieved entirely of all of Landlord's obligations under this Lease accruing after the date of such sale or assignment, and such obligations shall, as of the time of such sale or assignment, pass to Landlord's successor in interest.

                  20.6 Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Building and the land serving the Building, subject to the prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord on any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other asset of Landlord or any other person shall be subject to levy, execution or other procedure for the satisfaction of Tenant's remedies.

                  20.7 Quiet Enjoyment. Provided that Tenant timely pays and performs Tenant's obligations under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term, subject to all of the provisions of this Lease.

                  20.8 Rights and Remedies. No failure by any party to insist on the strict performance of any provision of this Lease or to exercise any right or remedy consequent on a breach of this Lease shall constitute a waiver of any such breach or of such provision. The rights and remedies of Landlord and Tenant shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provision. The parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by any party of any of the provision of this Lease. The parties' respective rights and obligations under this Lease shall be enforceable by specific performance, injunction and any other equitable remedy.

                  20.9 Authorization. Each individual executing this Lease does represent and warrant to each other so signing (and each other entity for which another person may be signing) that he has been duly authorized to deliver this Lease in the capacity and for the entity set forth where he signs.

                  20.10 Attorneys' Fees. If either Landlord or Tenant brings suit to enforce or interpret this Lease, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable attorneys' fees and costs incurred in any such action or in any appeal from such action, in addition to the other relief to which the prevailing party is entitled.

                  20.11 Miscellaneous. Exhibits referred to in this Lease and any addendums, riders and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though a part of this Lease. Tenant shall not record this Lease or a memorandum or notice of this Lease. This Lease and the exhibits, riders and addenda, if any, attached, constitute the entire agreement between the parties. Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease. No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties. This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Utah. Venue on any action arising out of this Lease shall be proper only in the District Court of Summit County, Utah. If more than one person is set forth on the signature line as Tenant, their liability under this Lease shall be joint and several. All applicable provisions of this Lease shall survive the expiration of the Term or sooner termination of this Lease. Time is of the essence of each provision of this Lease. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN ANY MATTER ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE PREMISES.

         LANDLORD AND TENANT have executed this Lease on the respective dates set forth below, to be effective as of the date first set forth above.


                                    LANDLORD:





                        WILLIAM M. WIRTHLIN, JR.

By    /s/William M. Wirthlin, Jr.
         William M. Wirthlin, Jr.

Date     10-21-95


                                     TENANT:

     WASATCH EDUCATION SYSTEMS CORPORATION, a Utah corporation



By   /s/Barbara Morris
        Barbara Morris
        Print or Type Name of Signatory:

Its     President

Date    10-21-95

                                    EXHIBIT A


                                       to

                                  OFFICE LEASE


                             DESCRIPTION OF PREMISES

         The Premises referred to in the foregoing instrument are located on the crosshatched area shown on the attached diagram.

                                    EXHIBIT B

                                       to

                                  OFFICE LEASE


                          COMMENCEMENT DATE CERTIFICATE

     THE UNDERSIGNED, Landlord and Tenant, respectively, under that certain Office Lease (the "Lease"), dated , 19 , agree that the "Commencement Date," as defined in Paragraph 1 of the Lease, is December 4, 1995 , and that the "Expiration Date," as defined in Paragraph 1 of the Lease, is December 31, 1998.

         LANDLORD AND TENANT have executed this Commencement Date Certificate on the respective dates set forth below.


                                    LANDLORD:

                              WILLIAM M. WIRTHLIN, JR.


By   /s/William M. Wirthlin, Jr.
        William M. Wirthlin, Jr.

Date    10-24-95


                                     TENANT:

                  WASATCH EDUCATION CORPORATION, a Utah corporation



By   /s/Barbara Morris
        Barbara Morris
     Print or Type Name of Signatory:

Its     President

Date    10-24-95

                                    EXHIBIT C

                                       to

                                  OFFICE LEASE


                      PREPARATION OF PREMISES FOR OCCUPANCY

     Landlord shall construct improvements to the Premises as shall be mutually agreed upon with Tenant.

                                    EXHIBIT D

                                       to

                                  OFFICE LEASE


                                      RULES

         The rules set forth in this Exhibit are a part of the foregoing Office Lease (the "Lease"). Whenever the term "Tenant" is used in these rules, such term shall be deemed to include Tenant and Tenant's Occupants. The following rules may from time to time be modified by Landlord in the manner set forth in the Lease. The terms capitalized in this Exhibit shall have the same meaning as set forth in the Lease.

         1. Obstruction. Any sidewalks, entries, exits, passages, corridors, halls, lobbies, stairways, elevators or other common facilities of the Building shall not be obstructed by Tenant or used for any purpose other than ingress or egress to and from the Premises. Tenant shall not place any item in any such location, whether or not such item constitutes an obstruction, without the prior written consent of Landlord. Tenant shall not go on the roof of the Building.

         2. Deliveries. All deliveries and pickups of supplies, materials, garbage and refuse to or from the Premises shall be made only through such access as may be designated by Landlord for deliveries and only during the ordinary business hours of the Building. Tenant shall be liable for the acts and omissions of any persons making such deliveries to, or pickups from, Tenant.

         3. Moving. Furniture and equipment shall be moved in and out of the Building only through such access as may be designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord. If Tenant's movers damage any part of the Building, Tenant shall pay to Landlord on demand the amount required to repair such damage.

         4. Heavy Articles. No safe or article, the weight of which may constitute a hazard of damage to the Building, shall be moved into the Premises. Other safes and heavy articles shall be moved in or out of the Building only during such hours and in such manner as shall be reasonably prescribed by Landlord, and Landlord may reasonably designate the location of such safes and articles.

         5. Building Security. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 p.m. that evening and 8:00 a.m. the following day, access to the Building, the halls, corridors, elevators or stairways in the Building or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge or has a pass and is properly identified. Landlord reserves the right to exclude or expel from the Building any person who is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the event of an invasion, mob, riot, public excitement or other commotion, Landlord reserves the right to prevent access to the Building by closing of the doors of the Building or any other reasonable method, for the safety of the tenants and protection of the Building and property in the Building. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building.

         6. Pass Key. The janitor of the Building may at all times keep a pass key to the Premises, and such janitor and other agents of Landlord shall at all reasonable times be allowed admittance to the Premises.

         7. Locks and Keys for Premises. No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless written consent of Landlord shall first have been obtained, such consent not to be unreasonably withheld. A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any additional keys made. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices and toilet rooms and provide Landlord with all combinations and keys for any locks, safes, cabinets and vaults remaining in the Premises. Tenant shall keep the doors of the Premises closed and securely locked when Tenant is not at the Premises.

         8. Use of Water Fixtures. Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended. No foreign substances of any kind shall be placed in them, and any damage resulting to the same from use on the part of Tenant shall be paid for by Tenant. No persons shall waste water by tying back or wedging the faucets or in any other manner. On leaving the Premises, Tenant shall shut off all water faucets and major electrical apparatus located within the Premises.

         9. No Animals; Excessive Noise. No animals shall be allowed in the Building, other than guide dogs for hearing or vision impaired persons. No persons shall disturb the occupants of the Building or adjoining buildings or space by the use of any phonograph, radio, tape player or musical instrument or by the making of loud or improper noises.

         10. Bicycles. Bicycles and other vehicles shall not be permitted anywhere inside or on the sidewalks outside of the Building, except in those areas designated by Landlord for bicycle parking.

         11. Trash. Tenant shall not allow anything to be placed on the outside of the Building, nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors or ventilating ducts or shafts, of the Building. All trash and refuse shall be placed in receptacles provided by Landlord for the Building or by Tenant for the Premises.

         12. Exterior Windows, Walls and Doors. No window shades, blinds, curtains, shutters, screens or draperies shall be attached or detached by Tenant and no awnings shall be placed over the windows without Landlord's prior written consent.

         13. Hazardous Operations and Items. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

         14. Hours for Repairs, Maintenance and Alteration. Any repairs, maintenance and alterations required or permitted to be done by Tenant under the Lease shall be done only during the ordinary business hours of the Building unless Landlord shall have first consented in writing to such work being done at other times. If Tenant desires to have such work done by Landlord's employees on Saturdays, Sundays, holidays or weekdays outside of ordinary business hours, Tenant shall pay the extra cost for such labor.

         15. No Defacing of Premises. Except for typical wall paintings and other similar decorations, Tenant shall not mark on, paint signs on, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Premises or of the Building, unless Tenant obtains Landlord's prior written consent, such consent not to be unreasonably withheld. Any defacement, damage or injury directly or indirectly caused by Tenant shall be paid for by Tenant. Pictures or diplomas shall be hung on tacks or small nails; Tenant shall not use adhesive hooks for such purposes.

         16. Chair Pads. Tenant shall, at Tenant's sole cost, install and maintain under all caster chairs a chair pad or carpet casters to protect the carpeting.

         17. Solicitation; Food and Beverages. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food or services or merchandise in the Premises, install or permit the installation or use of any machine or equipment for dispensing food or beverage in the Building (other than coffee makers, microwave ovens, refrigerators and other appliances solely for the use of Tenant's employees within the Premises), nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, without the prior written approval of Landlord and only in compliance with arrangements prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute or deliver food and beverage within the Building or to use the public areas of the Building for that purpose.

         18. Directory. Any bulletin board or directory of the Building shall be provided exclusively for the display of the name and location of Tenant only and Landlord reserves the right to exclude any other names. Tenant shall pay Landlord's reasonable charges for changing any directory listing at Tenant's request.

         19. Building Name. Landlord may, without notice or liability to Tenant, name the Building and change the name, number or designation by which the Building is commonly known. Tenant shall not use the name of the Building for any purpose other than the address of the Building.

         20. Public Areas. Landlord may control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally.

         21. Signage. Tenant shall not place or suffer to be placed on any door, wall or window of the Premises, on any part of the inside of the Premises which is visible from outside of the Premises or elsewhere in the Building, any sign, decoration, lettering, attachment or other advertising matter, without first obtaining Landlord's written approval, which may be withheld in Landlord's sole discretion.

     22. Parking. Automobiles of Tenant and Tenant's Occupants shall be parked only within parking areas not otherwise reserved by Landlord or specifically designated for use by any other tenant or Occupants associated with any other tenant.